Exhibit 99.1
FOR IMMEDIATE RELEASE
Clean Diesel Technologies Announces S-4 Filing Declared Effective by SEC
Annual Meeting of Stockholders Scheduled
BRIDGEPORT, CT — September 27, 2010. (GlobeNewswire via COMTEX News Network) — Clean Diesel Technologies, Inc. (Nasdaq: CDTI), a cleantech emissions reduction company providing sustainable solutions to reduce emissions, announced that the Company’s Form S-4 registration statement regarding its proposed merger with Catalytic Solutions, Inc. (“CSI”) (AIM: CTS and CTSU), a global manufacturer and distributor of emissions control systems and products, has been declared effective by the Securities and Exchange Commission.
Stockholders of record as of September 17, 2010 will be mailed the joint proxy statement/prospectus included in the registration statement and will be entitled to vote at the respective company’s shareholders’ meetings. Clean Diesel will hold its Annual Meeting of Stockholders at the Holiday Inn, 1070 Main Street, Bridgeport, CT 06604, on October 12, 2010 at 11:00 a.m., local time.
“We are pleased to have completed this important step in our merger and look forward to meeting with stockholders” said Clean Diesel Chairman Mungo Park. “We continue to believe that the combination of Clean Diesel and Catalytic Solutions will provide significant benefits to our stockholders and we encourage their support.”
CDTI plans to schedule an informational conference call intended to provide stockholders and investors an opportunity to learn more about the proposed transaction. Further details will be announced in the coming days.
The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15440
Information about Clean Diesel and CSI
Clean Diesel Technologies, Inc.
Clean Diesel Technologies (NASDAQ: CDTI) is a cleantech company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Clean Diesel’s patented technologies and products allow manufacturers and operators to comply with increasingly strict regulatory emissions and air quality standards, while also improving fuel economy and power.
CDTI’s solutions significantly reduce emissions formed by the combustion of fossil fuels and biofuels (without increasing secondary emissions such as nitrogen dioxide, NO2), including particulate matter (PM), nitrogen oxides (NOx), carbon monoxide (CO) and hydrocarbons (HC). As a result, they are effective for: OEMs, Tier 1 suppliers and retrofit providers; businesses entering the emissions control market seeking solutions and expertise; operators requiring compliant emissions solutions; fuel, biofuels and additive suppliers seeking low emissions and energy efficient products; and regulators creating public policy. Clean Diesel’s solutions, therefore, are ideal for such markets as: on-road vehicles, construction, mining, agriculture, port/freight handling, locomotive, marine, and power generation.

Clean Diesel Technologies, Inc. * 10 Middle Street, Suite 1100 * Bridgeport CT 06604 * 203-416-5290
www.cdti.com

Clean Diesel develops and manages intellectual property from original concept to full-scale commercial deployment. Building on its more than 200 granted and pending patents, its offerings include ARIS® selective catalytic reduction (SCR); the patented combination of SCR and exhaust gas recirculation (EGR); hydrocarbon injection for emissions control applications; Platinum Plus® Fuel-Borne Catalyst (FBC); the Purifier™ family of particulate filter systems; and its wire mesh filter particulate filter technologies. CDTI was founded in 1995 and is headquartered in Bridgeport, Connecticut. A wholly-owned subsidiary, Clean Diesel International, LLC is based in London, England. For more information, please visit www.cdti.com.
Catalytic Solutions, Inc.
Catalytic Solutions, Inc. is a global manufacturer and distributor of emissions control systems and products, focused in the heavy duty diesel (HDD) and light duty vehicle (LDV) markets. Since being founded in 1996, CSI has grown from a provider of unique catalysts to the automotive industry (gasoline and diesel engines) to a provider of both catalysts and systems in growing clean technology markets, including heavy duty diesel systems and catalysts for energy systems. Catalytic Solutions’ emissions control systems and products are designed to deliver high value to its customers while benefiting the global environment through air quality improvement, sustainability and energy efficiency. For more information, please visit www.catalyticsolutions.com.
Safe Harbor
Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the company’s filings with the U.S. Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
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Contact Information:
John Wynne Vice President, Treasurer and Interim Chief Financial Officer	(203) 416-5290 jwynne@cdti.com

Clean Diesel Technologies, Inc. * 10 Middle Street, Suite 1100 * Bridgeport CT 06604 * 203-416-5290
www.cdti.com